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Exhibit 12

GTE Hawaiian Telephone Company Incorporated and Subsidiaries

STATEMENT OF THE CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)

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                                                                 Three Months
                                                                     Ended
                                                                   March 31,
                                                                     1996
                                                                  -----------
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Net earnings available for fixed charges:
  Income from continuing operations                                 $ 5,488
  Add - Income taxes                                                  2,546
      - Fixed charges                                                12,042
                                                                    -------
Adjusted earnings                                                   $20,076
                                                                    =======


Fixed charges:
  Interest expense                                                  $10,846
  Portion of rent expense
     representing interest                                            1,196
                                                                    -------
Adjusted fixed charges                                              $12,042
                                                                    =======

RATIO OF EARNINGS TO FIXED CHARGES                                     1.67
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